Exhibit 99.1

MURPHY OIL ANNOUNCES QUARTERLY EARNINGS

EL DORADO, Arkansas, July 25, 2006 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the second quarter of 2006 was $214.0 million, $1.13 per diluted share, compared to net income of $347.7 million, $1.85 per diluted share, in the second quarter of 2005. The income reduction in 2006 primarily related to a gain in the 2005 second quarter of $106.8 million, $0.57 per diluted share, on sale of mature oil and gas properties on the continental shelf of the Gulf of Mexico and losses in the refining and marketing business in 2006 caused by downtime and unrecoverable repair costs at the Meraux, Louisiana refinery following Hurricane Katrina. The 2006 second quarter included non-cash income tax benefits of $37.5 million, $0.20 per diluted share, related to Federal and provincial tax rate reductions enacted by Canadian governments in the second quarter 2006.

For the first six months of 2006, net income totaled $327.9 million, $1.73 per diluted share, compared to net income of $460.9 million, $2.46 per diluted share, for the same period in 2005. The lower year-to-date 2006 income was essentially caused by variances similar to those for the second quarter 2006.

Second Quarter 2006 vs. Second Quarter 2005

Reviewing quarterly results by type of business, the Company’s income from exploration and production operations was $245.0 million in the second quarter of 2006 compared to $289.9 million in the same quarter of 2005. Income in this business included the Canadian income tax benefit of $37.5 million in the 2006 quarter and the gain on property sale of $106.8 million in the 2005 quarter. Excluding these items in each period, exploration and production earnings in the 2006 quarter were higher than in the 2005 quarter based mostly on higher oil prices. The 2006 period also benefited from lower exploration expense. Income in the 2006 quarter was unfavorably affected by lower crude oil and natural gas sales volumes compared to 2005. In Ecuador, income from a partial settlement of crude oil production volumes owed to the Company by its partners since 2004 was essentially offset by the income effects of a required revenue sharing with the government that was effective in April 2006. The Company’s worldwide crude oil and condensate sales prices averaged $54.10 per barrel for the current quarter compared to $43.10 per barrel in the second quarter of 2005. Total crude oil and gas liquids production was 90,695 barrels per day in the second quarter of 2006 compared to 111,030 barrels per day in the 2005 quarter, with the decrease primarily attributable to a combination of lower production at the Terra Nova field offshore Eastern Canada and in the deepwater Gulf of Mexico. Terra Nova shut down in May 2006 following mechanical equipment failure, and the field is expected to restart in October. Crude oil sales volumes averaged 103,360 barrels per day in the second quarter of 2006 compared to 114,526 barrels per day in the 2005 period. The partial settlement of crude oil production volumes in Ecuador added sales volume of 9,375 barrels per day in the second quarter 2006. North American natural gas sales prices averaged $7.10 per thousand cubic feet (MCF) in the 2006 quarter compared to $7.25 per MCF in the same quarter of 2005. Natural gas sales volumes decreased from 107 million cubic feet per day in the second quarter of 2005 to 87 million cubic feet per day in the 2006 quarter, primarily due to fields in the Gulf of Mexico that were sold in June 2005. Exploration expenses were $30.2 million in the second quarter of 2006 compared to $40.0 million in the same period of 2005, with the decrease mostly due to lower expenses in 2006 for seismic programs and dry holes in Malaysia somewhat offset by higher seismic and dry hole costs in 2006 in the deepwater Gulf of Mexico.

The Company’s refining and marketing operations incurred a loss of $13.2 million in the 2006 second quarter compared to a profit of $67.4 million in the same quarter of 2005. The Meraux refinery was down for repairs following Hurricane Katrina for a portion of the 2006 quarter prior to restarting in May. The earnings decline in the 2006 quarter was mostly due to downtime at Meraux and $26.5 million of unrecoverable Hurricane Katrina-related repair costs at this refinery. Income in the 2005 quarter included strong margins at the Meraux refinery.

The after-tax costs of the corporate function were $17.8 million in the 2006 quarter compared to $9.6 million in the 2005 quarter with the cost increase due to unfavorable foreign currency exchange effects and higher compensation expenses in 2006.

First Six Months 2006 vs. First Six Months 2005

Net income was $327.9 million in the first six months of 2006 compared to $460.9 million in the same 2005 period. The Company’s exploration and production business earned $406.6 million in the first six months of 2006 compared to $414.8 million in the same period of 2005. Earnings in 2006 benefited from higher oil prices, the $37.5 million Canadian income tax benefit and $15.7 million of pretax insurance proceeds related to Gulf of Mexico production lost in the fourth quarter 2005 following Hurricane Katrina, but the current period had lower oil and natural gas sales volumes. Additionally, the 2005 period included a $106.8 million after-tax gain on sale of oil and gas properties in the Gulf of Mexico. Crude oil and gas liquids production for the first six months of 2006 averaged 94,365 barrels per day compared to 109,892 barrels per day in 2005. The production decrease in 2006 was mostly caused by lower production at Terra Nova due to equipment downtime and lower volumes produced in the deepwater Gulf of Mexico. Natural gas sales were 86 million cubic feet per day in 2006 down from 110 million cubic feet per day in 2005, with the decline mostly resulting from Gulf of Mexico fields sold in June 2005. Crude oil and condensate sales prices averaged $51.67 per barrel in the 2006 period compared to $41.55 per barrel in 2005. North American natural gas was sold at an average of $8.17 per MCF in 2006, up from $6.98 per MCF in 2005. Exploration expenses were

$93.4 million in 2006 compared to $110.3 million in 2005, with the reduction in the 2006 period primarily caused by lower dry hole costs in the Republic of Congo.

The Company’s refining and marketing operations incurred a loss of $50.5 million in the first six months of 2006, compared to a profit of $61.9 million in the same 2005 period. The current year result was unfavorable mostly due to downtime and repair costs at the Meraux refinery following Hurricane Katrina. Meraux incurred $39.5 million of repair costs in 2006 which are not expected to be recoverable from insurance.

Corporate after-tax costs were $28.2 million in the first six months of 2006 compared to costs of $15.8 million in the 2005 period. Unfavorable foreign currency exchange results and higher stock-based compensation expense accounted for most of the higher net costs in 2006.

Claiborne P. Deming, President and Chief Executive Officer, commented, “During the second quarter, progress was made toward future natural gas production offshore Sarawak, Malaysia, based on the previously announced signing of a Heads of Agreement for a gas contract with the Malaysian state oil company Petronas. An oil discovery at Thunder Bird was also announced during the quarter in Mississippi Canyon in the Gulf of Mexico, and a nearby prospect named Thunder Ridge began drilling last week.

“Looking into the third quarter, we currently expect earnings to range from $0.50 to $0.70 per diluted share. This earnings estimate includes a tax charge of $18 million, $0.10 per diluted share, associated with a 10% tax rate increase on oil and gas profits in the U.K. North Sea that was enacted on July 19. Total third quarter 2006 production volumes should average about 90,000 barrels of oil equivalent per day, while average sales volumes are estimated at 83,000 barrels of oil equivalent per day. The production decline in the third quarter versus the just completed quarter is primarily due to the shutdown at Terra Nova, lower production in the deepwater Gulf of Mexico, lower heavy oil production in Canada following a fire at the Seal non-operated battery and partial downtime for planned maintenance at U.K. North Sea fields. The Company will have higher oil production at Syncrude in the third quarter due to start-up of the new coker. The Terra Nova production vessel is in the shipyard for maintenance and this field should come back onstream early in the fourth quarter. The Company’s share of maintenance costs during the shutdown at Terra Nova have been estimated at $8 million in the third quarter. Oil prices continue to be affected by the world’s political events and have just recently hit all-time highs. Some easing of oil prices would not be surprising as the quarter progresses. These higher crude oil prices have stymied retail gasoline margins early in the third quarter leading to weaker margins than those experienced during most of the second quarter. The Meraux refinery has restarted and the plant is nearing normal operations. The remaining Meraux refinery repair costs anticipated to be incurred in the third quarter range from $10—$15 million. As usual, projected results for the third quarter could be affected by commodity prices, drilling results, timing of oil sales and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss second quarter 2006 results on Wednesday, July 26, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-240-7305. The telephone reservation number for the call is 11065920. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through July 30 by calling 1-800-405-2236.

Summary financial data and operating statistics for the second quarter and first six months of 2006 with comparisons to 2005 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2006		Three Months Ended June 30, 2005
	Revenues	Income	Revenues	Income
Exploration and production
United States	$177.4	67.8	366.8	187.9
Canada	211.9	114.2	193.7	78.6
United Kingdom	69.1	32.5	48.5	20.7
Ecuador	42.7	13.4	22.7	7.3
Malaysia	67.1	21.9	60.9	2.2
Other	.9	(4.8)	.9	(6.8)

	569.1	245.0	693.5	289.9

Refining and marketing
North America	2,972.6	(26.3)	2,129.0	59.7
United Kingdom	287.5	13.1	135.5	7.7

	3,260.1	(13.2)	2,264.5	67.4

	3,829.2	231.8	2,958.0	357.3
Intersegment transfers elimination	(32.2)	—	(14.7)	—

	3,797.0	231.8	2,943.3	357.3
Corporate	1.9	(17.8)	6.6	(9.6)

Total revenues/net income	$3,798.9	214.0	2,949.9	347.7

	Six Months Ended June 30, 2006		Six Months Ended June 30, 2005
	Revenues	Income	Revenues	Income
Exploration and production
United States	$375.3	154.2	549.5	249.8
Canada	404.8	182.2	349.3	134.0
United Kingdom	121.9	56.7	88.8	37.7
Ecuador	69.1	21.1	43.0	12.5
Malaysia	121.1	5.0	123.0	11.9
Other	2.1	(12.6)	1.8	(31.1)

	1,094.3	406.6	1,155.4	414.8

Refining and marketing
North America	5,234.3	(63.4)	3,887.4	51.4
United Kingdom	502.8	12.9	330.5	10.5

	5,737.1	(50.5)	4,217.9	61.9

	6,831.4	356.1	5,373.3	476.7
Intersegment transfers elimination	(47.3)	—	(25.7)	—

	6,784.1	356.1	5,347.6	476.7
Corporate	6.1	(28.2)	17.2	(15.8)

Total revenues/net income	$6,790.2	327.9	5,364.8	460.9

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United King- dom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended June 30, 2006
Oil and gas sales and other revenues	$177.4	143.4	69.1	42.7	67.1	.9	68.5	569.1
Production expenses	21.3	28.4	5.0	11.0	9.1	—	31.6	106.4
Depreciation, depletion and amortization	24.6	24.9	7.8	9.0	12.5	.1	3.8	82.7
Accretion of asset retirement obligations	.7	1.0	.5	—	—	.1	.2	2.5
Net costs associated with hurricanes	.8	—	—	—	—	—	—	.8
Exploration expenses
Dry holes	3.5	—	—	—	.7	(.1)	—	4.1
Geological and geophysical	9.4	(.2)	—	—	5.8	.1	—	15.1
Other	3.4	.2	.2	—	—	1.6	—	5.4

	16.3	—	.2	—	6.5	1.6	—	24.6
Undeveloped lease amortization	4.4	.9	—	—	—	.3	—	5.6

Total exploration expenses	20.7	.9	.2	—	6.5	1.9	—	30.2

Selling and general expenses	4.8	2.8	1.1	.4	1.0	3.3	.2	13.6
Income tax provisions (benefits)	36.7	8.6	22.0	8.9	16.1	.3	(4.7)	87.9

Results of operations (excluding corporate overhead and interest)	$67.8	76.8	32.5	13.4	21.9	(4.8)	37.4	245.0

Three Months Ended June 30, 2005
Oil and gas sales and other revenues	$366.8	136.9	48.5	22.7	60.9	.9	56.8	693.5
Production expenses	26.8	14.2	4.3	5.2	10.4	—	22.0	82.9
Depreciation, depletion and amortization	26.5	31.5	7.6	4.9	13.9	.1	3.1	87.6
Accretion of asset retirement obligations	.9	.9	.4	—	—	.1	.2	2.5
Exploration expenses
Dry holes	1.0	(.7)	(.1)	—	6.7	1.9	—	8.8
Geological and geophysical	4.6	1.3	—	—	14.7	1.6	—	22.2
Other	2.8	.2	.2	—	—	.7	—	3.9

	8.4	.8	.1	—	21.4	4.2	—	34.9
Undeveloped lease amortization	4.0	.7	—	—	—	.4	—	5.1

Total exploration expenses	12.4	1.5	.1	—	21.4	4.6	—	40.0

Selling and general expenses	5.2	2.1	.8	.4	1.9	2.7	.1	13.2
Income tax provisions	107.1	29.2	14.6	4.9	11.1	.2	10.3	177.4

Results of operations (excluding corporate overhead and interest)	$187.9	57.5	20.7	7.3	2.2	(6.8)	21.1	289.9

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United King- dom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Six Months Ended June 30, 2006
Oil and gas sales and other revenues	$375.3	281.5	121.9	69.1	121.1	2.1	123.3	1,094.3
Production expenses	36.9	48.2	9.5	17.6	17.4	—	62.3	191.9
Depreciation, depletion and amortization	48.0	54.3	14.5	14.5	25.2	.2	7.3	164.0
Accretion of asset retirement obligations	1.4	2.0	.9	—	.1	.3	.3	5.0
Net costs associated with hurricanes	1.3	—	—	—	—	—	—	1.3
Exploration expenses
Dry holes	6.1	—	—	1.1	30.6	3.4	—	41.2
Geological and geophysical	21.1	(.1)	—	—	12.1	.7	—	33.8
Other	3.9	.3	.2	—	.2	2.8	—	7.4

	31.1	.2	.2	1.1	42.9	6.9	—	82.4
Undeveloped lease amortization	8.5	1.8	—	—	—	.7	—	11.0

Total exploration expenses	39.6	2.0	.2	1.1	42.9	7.6	—	93.4

Selling and general expenses	10.3	5.3	2.0	.6	3.6	6.1	.4	28.3
Income tax provisions	83.6	38.4	38.1	14.2	26.9	.5	2.1	203.8

Results of operations (excluding corporate overhead and interest)	$154.2	131.3	56.7	21.1	5.0	(12.6)	50.9	406.6

Six Months Ended June 30, 2005
Oil and gas sales and other revenues	$549.5	255.7	88.8	43.0	123.0	1.8	93.6	1,155.4
Production expenses	50.8	28.1	8.0	10.9	17.2	—	42.6	157.6
Depreciation, depletion and amortization	52.8	63.3	13.5	9.4	26.2	.1	6.0	171.3
Accretion of asset retirement obligations	2.0	1.7	.8	—	.1	.2	.3	5.1
Exploration expenses
Dry holes	16.6	(.7)	(.1)	—	21.7	22.6	—	60.1
Geological and geophysical	12.7	1.6	—	—	16.3	1.6	—	32.2
Other	3.5	.3	.3	—	—	1.8	—	5.9

	32.8	1.2	.2	—	38.0	26.0	—	98.2
Undeveloped lease amortization	9.8	1.5	—	—	—	.8	—	12.1

Total exploration expenses	42.6	2.7	.2	—	38.0	26.8	—	110.3

Selling and general expenses	9.4	4.4	1.7	.5	4.0	5.3	.3	25.6
Income tax provisions	142.1	51.4	26.9	9.7	25.6	.5	14.5	270.7

Results of operations (excluding corporate overhead and interest)	$249.8	104.1	37.7	12.5	11.9	(31.1)	29.9	414.8

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues	$3,798,918	2,949,942	6,790,181	5,364,814

Costs and expenses
Crude oil and product purchases	2,996,955	1,966,451	5,304,451	3,755,995
Operating expenses	282,830	226,787	514,994	430,430
Exploration expenses	30,273	40,010	93,436	110,305
Net costs associated with hurricanes	43,051	—	78,773	—
Selling and general expenses	46,559	40,459	87,031	76,764
Depreciation, depletion and amortization	102,206	109,039	199,564	213,793
Accretion of asset retirement obligations	2,576	2,493	5,076	5,132
Interest expense	11,678	11,501	22,241	23,537
Interest capitalized	(9,039)	(8,755)	(18,628)	(16,322)

	3,507,089	2,387,985	6,286,938	4,599,634

Income before income taxes	291,829	561,957	503,243	765,180
Income tax expense	77,754	214,164	175,296	304,234

Net income	$214,075	347,793	327,947	460,946

Net income per Common share
Basic	$1.15	1.89	1.76	2.51
Diluted	$1.13	1.85	1.73	2.46

Cash dividends per Common share	$.1125	.1125	.225	.225

Average Common shares outstanding (thousands)
Basic	185,920	183,904	185,814	183,902
Diluted	189,101	187,683	189,048	187,586

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating Activities
Net income	$214,075	347,793	327,947	460,946
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	102,206	109,039	199,564	213,793
Provisions for major repairs	7,660	12,475	15,325	19,639
Expenditures for major repairs and asset retirements	(3,267)	(17,703)	(10,624)	(27,798)
Dry hole costs	4,119	8,789	41,200	60,071
Amortization of undeveloped leases	5,600	5,125	11,030	12,107
Accretion of asset retirement obligations	2,576	2,493	5,076	5,132
Deferred and noncurrent income tax charges (benefits)	(22,600)	3,655	(22,104)	3,774
Pretax (gain) loss from disposition of assets	109	(171,613)	1,373	(171,924)
Net increase in operating working capital other than cash and cash equivalents	(313,768)	(45,198)	(393,669)	(102,494)
Other-net	3,550	(9,110)	8,932	(20,879)

Net cash provided by operating activities	260	245,745	184,050	452,367

Investing Activities
Property additions and dry holes	(331,005)	(317,074)	(610,479)	(576,402)
Proceeds from sale of assets	7,463	159,838	12,195	160,421
Proceeds from maturities of marketable securities	—	—	—	17,892
Other-net	(3,399)	(5,983)	(6,137)	(6,259)

Net cash required by investing activities	(326,941)	(163,219)	(604,421)	(404,348)

Financing Activities
Increase (decrease) in notes payable	270,000	(9,593)	269,989	(19,233)
Decrease in nonrecourse debt of a subsidiary	(4,667)	(4,193)	(4,667)	(4,193)
Proceeds from exercise of stock options and employee stock purchase plans	4,366	—	11,109	337
Excess tax benefits related to exercise of stock options	1,425	—	5,217	—
Cash dividends paid	(21,003)	(20,749)	(41,996)	(41,497)
Other	—	(1,052)	—	(1,052)

Net cash provided by (used in) financing activities	250,121	(35,587)	239,652	(65,638)

Effect of exchange rate changes on cash and cash equivalents	10,367	(3,070)	10,098	(10,173)

Net increase (decrease) in cash and cash equivalents	(66,193)	43,869	(170,621)	(27,792)
Cash and cash equivalents at beginning of period	480,905	463,864	585,333	535,525

Cash and cash equivalents at end of period	$414,712	507,733	414,712	507,733

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2005)

(Millions of dollars)

	June 30, 2006	Dec. 31, 2005
Total current assets	$2,147.7	1,838.9
Total current liabilities	1,372.9	1,287.0
Total assets	7,101.6	6,368.5
Long-term debt
Notes payable	868.0	597.9
Nonrecourse debt	7.5	11.6
Stockholders' equity	3,846.2	3,461.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Capital expenditures
Exploration and production
United States	$55.1	53.4	104.6	113.5
Canada	38.2	46.7	95.5	101.1
Malaysia	176.2	129.2	296.9	211.0
Other	18.5	16.4	58.8	56.1

	288.0	245.7	555.8	481.7

Refining and marketing
North America	61.1	30.2	89.1	62.8
United Kingdom	0.8	56.7	3.4	58.1

	61.9	86.9	92.5	120.9

Corporate	1.6	10.6	3.4	11.9

Total capital expenditures	351.5	343.2	651.7	614.5

Charged to exploration expenses*
United States	16.3	8.4	31.1	32.8
Canada	—	0.8	0.2	1.2
Malaysia	6.5	21.4	42.9	38.0
Other international	1.8	4.3	8.2	26.2

Total charged to exploration expenses	24.6	34.9	82.4	98.2

Total capitalized	$326.9	308.3	569.3	516.3

*Excludes amortization of undeveloped leases of	$5.6	5.1	11.0	12.1

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net crude oil, condensate and gas liquids produced – barrels per day	90,695	111,030	94,365	109,892
Crude oil and condensate
United States	23,246	32,447	24,776	32,521
Canada – light	41	148	109	165
– heavy	13,429	11,340	14,300	11,148
– offshore	13,409	25,036	15,931	25,020
– synthetic	10,898	11,562	10,520	9,689
United Kingdom	8,427	9,641	8,245	9,154
Ecuador	8,384	7,545	8,354	7,594
Malaysia	12,229	12,740	11,589	13,954
Natural gas liquids
United States	175	184	175	202
Canada	385	375	310	418
United Kingdom	72	12	56	27

Net crude oil, condensate and gas liquids sold – barrels per day	103,360	114,526	102,090	111,727
Crude oil and condensate
United States	23,246	32,447	24,776	32,521
Canada – light	41	148	109	165
– heavy	13,429	11,340	14,300	11,148
– offshore	15,645	24,769	17,595	24,459
– synthetic	10,898	11,562	10,520	9,689
United Kingdom	9,896	10,126	8,854	9,181
Ecuador[1]	16,693	7,401	12,180	7,918
Malaysia	12,952	15,948	13,271	15,912
Natural gas liquids
United States	175	184	175	202
Canada	385	375	310	418
United Kingdom	—	226	—	114

Net natural gas sold – thousands of cubic feet per day	87,466	106,908	85,539	109,689
United States	68,691	89,223	64,159	90,006
Canada	9,435	10,599	9,767	11,222
United Kingdom	9,340	7,086	11,613	8,461

Total net hydrocarbons produced – equivalent barrels per day[2]	105,273	128,848	108,621	128,174
Total net hydrocarbons sold – equivalent barrels per day[2]	117,938	132,344	116,346	130,009

[1]	Includes partial settlement with nonoperator partners of 9,375 barrels per day in the second quarter 2006 and 4,714 barrels per day in the first six months of 2006 for crude oil owed to the Company from Block 16 since 2004.

[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$61.04	44.57	57.38	43.46
Canada (2) – light	64.05	50.22	57.28	48.41
– heavy (3)	32.44	17.42	24.65	16.08
– offshore	67.43	49.32	63.12	46.52
– synthetic	69.16	53.95	64.78	53.36
United Kingdom	69.85	48.14	65.91	47.95
Ecuador (4)	28.09	33.71	31.33	30.03
Malaysia (5)	56.81	41.93	53.68	42.61
Natural gas liquids – dollars per barrel (1)
United States	$41.91	36.30	43.39	33.93
Canada (2)	50.03	38.97	48.83	37.64
United Kingdom	–	34.77	–	34.77
Natural gas – dollars per thousand cubic feet
United States (1)	$7.28	7.37	8.32	7.08
Canada (2)	5.76	6.26	7.17	6.17
United Kingdom (2)	7.15	4.38	7.61	5.02

Refinery inputs – barrels per day	90,832	176,218	77,519	179,244
North America	54,904	157,204	44,232	150,510
United Kingdom	35,928	19,014	33,287	28,734

Petroleum products sold – barrels per day	363,109	354,342	349,817	355,681
North America	326,117	330,051	315,313	324,257
Gasoline	262,463	225,158	254,672	218,032
Kerosine	1,681	5,699	2,955	8,272
Diesel and home heating oils	47,121	70,730	47,155	69,686
Residuals	9,148	20,178	5,937	21,678
Asphalt, LPG and other	5,704	8,286	4,594	6,589
United Kingdom	36,992	24,291	34,504	31,424
Gasoline	12,072	10,176	11,953	10,305
Kerosine	2,796	1,348	3,047	2,086
Diesel and home heating oils	13,117	10,984	11,347	14,229
Residuals	5,103	1,165	4,124	2,742
LPG and other	3,904	618	4,033	2,062

(1)	Includes intracompany transfers at market prices.

(2)	U.S. dollar equivalent.

(3)	Includes the effect of the Company's hedging program.

(4)	The quarter and year-to-date 2006 prices are adversely affected by the partial settlement with nonoperator partners of crude oil production owed to the Company since 2004 and a revenue sharing with the Ecuadorian government that was legislated effective in April 2006.

(5)	Price is net of a payment under the terms of the production sharing contract for Block SK 309.